Exhibit 99.1

COPsync to Announce First Quarter Financial Results and Host Investor Call on Monday, May 16, 2016

DALLAS, TX – May 12, 2016 – COPsync, Inc., (NASDAQ: COYN), which operates the nation’s only law enforcement in-car information sharing and data communication network, and the COPsync911™ threat-alert service for schools, government buildings, hospitals and other potentially at-risk facilities, announced today that it will release its first quarter 2016 financial results for the period ended March 31, 2016, before the market opens on Monday, May 16, 2016.

COPsync will host an investor conference call and live webcast at 4:30 p.m. EDT on Monday, May 16, 2016.

Conference Call Details

Call-In Number:

U.S. Toll Free:	1-888-539-3696
International:	1-719-457-2697
Live Audio Webcast:	http://public.viavid.com/index.php?id=119668

Conference Replay (Available May 16, 2016, at 7:30 p.m. EDT through May 23, 2016)

U.S. Toll-Free:	1-877-870-5176
International:	1-858-384-5517
Replay Pin Number:	1437532

About COPsync, Inc.

COPsync, Inc. (NASDAQ: COYN) is a technology company that improves law enforcement communication in a manner that saves officers’ lives and helps them prevent and respond more quickly to crime. Officers have instant access to actionable, mission-critical data, share information, and communicate in real-time with other officers and agencies, even those hundreds and thousands of miles away. The COPsync Network™ also eliminates manual processes and increases officer productivity by enabling officers to write electronic tickets, accident reports, DUI forms, arrest forms and incident and offense reports. COPsync’s threat-alert system, COPsync911™, enables schools, courts, hospitals, and other potentially at-risk facilities to automatically and silently send emergency alerts directly to local law enforcement officers in their patrol cars during a crisis, thereby speeding first responder response times and saving minutes when seconds count. The company also sells VidTac®, a law enforcement software-driven in-vehicle video system. Visit www.copsync.com and www.copsync911.com for more information.

Contact:
For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Media:
Fred Sommer
Senior Consultant
Investor Relations
Ascendant Partners, LLC.
732-410-9810
fred@ascendantpartnersllc.com